SERIES A NONCUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK

NUMBER ___                                                    CUSIP 702898 10 7
                             PATAPSCO BANCORP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

This certifies that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF SERIES A NONCUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK, PAR VALUE $0.01 PER SHARE, OF

Patapsco Bancorp, Inc. (the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:  ______________, 2000


_____________________________                      ___________________________
Dr. Theodore C. Patterson                          Joseph J. Bouffard
Secretary                                          President

Countersigned and Registered:

                                             By: ______________________________
                                                 Transfer Agent and Register


                                                 ______________________________
                                                 Authorized Signature

                                [CORPORATE SEAL]

The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of the Corporation as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made in writing to the Secretary of the Corporation.

The Corporation's Articles of Incorporation include a provision which prohibits any person from directly or indirectly acquiring or offering to acquire the beneficial ownership of more than 10% of any class of equity security of the Corporation, unless such offer or acquisition shall have been approved in advance by a two-thirds vote of the Continuing Directors of the Corporation, as defined in Article XIV of the Articles of Incorporation. This provision does not apply to the purchase of shares by underwriters in connection with a public offering, the granting of proxies to certain directors of the Corporation by stockholders of the Corporation or the acquisition of shares by an employee benefit plan of the Corporation or a subsidiary. Such provision eliminates the voting rights of securities acquired in violation of the provision. Such provision will expire five years from the effective date of completion of the conversion of Northfield Federal Savings, Baltimore, Maryland (the "Association") from mutual to stock form. The Articles of Incorporation also impose certain restrictions on the voting rights of beneficial owners of more than 10% of any class of equity security of the Corporation after five years from the date of completion of the conversion of the Association from mutual to stock form. The Corporation will furnish without charge to each stockholder who so requests additional information with respect to such restrictions. Such request may be made in writing to the Secretary of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF TRANSFER MIN ACT - . . . . . . . . . . . Custodian. . . . . . . . . .under
                            (Cust)                              (Minor)
Uniform Transfers to Minors Act. . . . . . . . . . . . . . . . . . . . . . . .
                                                     (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

/---------------------------------/
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


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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_____________________________________________________________________Shares   of
the common stock evidenced by this certificate, and do hereby irrevocably constitute and appoint __________________, Attorney, to transfer the said shares on the books of the Corporation, with full power of substitution.

Dated ______________________________


                                          ___________________________________
                                          Signature


                                          ___________________________________
                                          Signature

                         _____________________________
                         NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

          SIGNATURE(S) GUARANTEED: _____________________________________
                                   THE    SIGNATURE(S)     SHOULD    BE
                                   GUARANTEED BY AN ELIGIBLE  GUARANTOR
                                   INSTITUTION  (BANKS,   STOCKBROKERS,
                                   SAVINGS  AND LOAN  ASSOCIATIONS  AND
                                   CREDIT UNIONS WITH  MEMBERSHIP IN AN
                                   APPROVED     SIGNATURE     GUARANTEE
                                   MEDALLION   PROGRAM),   PURSUANT  TO
                                   S.E.C. RULE 17Ad-15.